Artisan Partners Asset Management Inc. Reports June 2017 Assets Under Management
Milwaukee, WI - July 12, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of June 30, 2017 totaled $109.4 billion. Separate accounts accounted for $54.8 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $54.6 billion and privately offered funds accounted for $33 million.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of June 30, 2017 - ($ Millions)
Global Equity Team
Non-U.S. Growth	26,083
Non-U.S. Small-Cap Growth	795
Global Equity	1,316

U.S. Value Team
U.S. Mid-Cap Value	6,701
Value Equity	1,991

Growth Team
U.S. Mid-Cap Growth	13,879
U.S. Small-Cap Growth	2,202
Global Opportunities	13,800

Global Value Team
Non-U.S. Value	19,855
Global Value	18,692

Emerging Markets Team
Emerging Markets	277

Credit Team
High Income	2,273
Privately offered strategy	33

Developing World Team
Developing World	1,496

Thematic Team
Thematic	12

Firm Total	$109,405

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com